                                  EXHIBIT 10.9

                                 PROMISSORY NOTE

Due:  03/30/02                                          Amount: $85,803.00

FOR VALUE RECEIVED, the undersigned promise to pay to the order of
Cognigen Networks, Inc., the sum of Eighty Five Thousand Eight Hundred
and Three Dollars ($85,803.00), together with interest at the rate of eight and one-half per centum (8.5%) per annum.  This note shall be payable in full as to both principal and interest one year from the date hereof.

This note may be prepaid without penalty.  All payments shall be first applied to interest and the balance to principal.

This note shall at the option of any holder thereof be immediately due and payable upon the occurrence of any of the following:

1)    Failure to make any payment due hereunder within 10 days of its due date.
2)    Upon dissolution or liquidation of the undersigned.
3)    Upon filing by the undersigned of an assignment for the benefit of creditors, bankruptcy or other form of insolvency, or by suffering an involuntary petition in bankruptcy or receivership not vacated within 30 days.

In the event this note shall be in default and placed for collection, then the undersigned agree to pay all reasonable attorney fees and costs of collection, in any case not to exceed 10% of the principal amount hereof.

The undersigned hereby waive presentment, demand and protest, and all notices thereto.

Signed this 31st day of March, 2001.

      /s/ Peter Tilyou
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JVTEL, a joint venture partnership of
Combined Telecommunications Consultancy, Ltd.,
Telkiosk, Inc., and
Osterman Communications Group, plc.
Peter Tilyou,
Managing Partner of JVTEL